   As filed with the Securities and Exchange Commission on November 12, 1997.
                                                           Registration No. 333-

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933





                                 THERATECH, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                                  87-0420511
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)

      417 Wakara Way, Suite 100
          Salt Lake City, UT                           84108
(Address of Principal Executive Offices)             (Zip Code)

                        -------------------------------

                                 THERATECH, INC.
             AMENDED AND RESTATED 1992 EMPLOYEES' STOCK OPTION PLAN
             AMENDED AND RESTATED 1992 DIRECTORS' STOCK OPTION PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)


                        -------------------------------
                             DINESH C. PATEL, PH.D.
                 Chairman, President and Chief Executive Officer
                                 TheraTech, Inc.
                            417 Wakara Way, Suite 100
                            Salt Lake City, UT 84108
                     (Name and Address of Agent for Service)


                                 (801) 588-6200
          (Telephone Number, Including Area Code, of Agent for Service)

                        -------------------------------
                                  With Copy to:

                               Holland & Hart LLP
                        215 South State Street, Suite 500
                          Salt Lake City, UT 84111-2346
                                 (801) 595-7800
                      ATTENTION: DAVID G. ANGERBAUER, ESQ.
--------------------------------------------------------------------------------

                            CALCULATION OF REGISTRATION FEE


                                                       Proposed               Proposed
                                                       Maximum                 Maximum
                                         Amount to     Offering               Aggregate       Amount of
Title of Securities to                     be          Price Per              Offering      Registration
   be Registered(1)                     Registered       Share                 Price            Fee
                                        ---------      ---------             -----------     ----------
Amended and Restated 1992
Employees' Stock Option Plan,
Common Stock, $0.01 par value
     Shares for outstanding options     1,496,589      $ 8.63 (2)            $12,915,563     $ 3,913.81
     Shares for future options          1,728,411      $10.00 (3)            $17,284,110     $ 5,237.61

Amended and Restated 1992
Directors' Stock Option Plan,
Common Stock, $0.01 par value
     Shares for outstanding options        47,750      $ 9.43(2)             $   450,282     $   136.45
     Shares for future options            289,750      $10.00(3)             $ 2,897,500     $   878.03

1993 Employee Stock Purchase Plan,
Common Stock, $0.01 par value
                                          400,000      $ 8.50(4)             $ 3,400,000     $ 1,030.30
                                        ---------                            -----------     ----------
TOTAL                                   3,962,500                            $36,947,455     $11,196.20





(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock, $0.01 par value, which are issued or become issuable under the Amended and Restated 1992 Directors' Stock Option Plan, the Amended and Restated 1992 Employees' Stock Option Plan and the 1993 Employee Stock Purchase Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction.

(2) Estimated in accordance with Rule 457(h) under the Securities Act based on the weighted average exercise price per share for outstanding options.

(3) Estimated in accordance with Rule 457(h) under the Securities Act based on the average of the high and low prices of the Common Stock reported on November 6, 1997, on the Nasdaq National Market.

(4) Estimated in accordance with Rule 457(h) under the Securities Act based on 85% of the average of the high and low prices of the Common Stock reported on November 6, 1997, on the Nasdaq National Market.

                                     PART II

Item 3. Incorporation of Certain Documents by Reference.

        The following documents filed by TheraTech, Inc. (the "Registrant") with the Commission are hereby incorporated by reference in this Registration
Statement:

        (a) The Registrant's latest annual report, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 10-K, for the fiscal year ended December 31, 1996.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

        (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

        (d) The description of the Registrant's Common Stock, par value $0.01, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 13, 1992 under the Exchange Act.

        (e) All documents filed subsequent hereto pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

        The consolidated financial statements of the Registrant appearing in the Registrant's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and is incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission), given upon the authority of such firm as experts in accounting and auditing.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor. . .{by reason of his service in one of the capacities specified in the preceding sentence} against expenses, (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper."

        The Registrant's Bylaws provide for indemnification of any director or officer of the Registrant who is or was involved in any manner (including, without limitation, as a party or a witness) in any threatened, pending, or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of the Registrant to procure a judgment in its favor) by reason of the fact that such director or officer is or was serving as a director or officer of the Registrant or is or was serving another entity as a director, officer, employee, fiduciary or agent at the request of the Registrant, against all expenses and liabilities actually and reasonably incurred by such director or officer in connection with such proceeding.

        In addition, the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware Law, the Registrant's directors will not be liable for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the Restated Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

        The Registrant's Restated Certificate of Incorporation and Bylaws also provide that the Registrant will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law. The Registrant is also empowered under its

Bylaws to purchase insurance on behalf of any person it is required or permitted to indemnify.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Regulation S-K
  Exhibit                                    Document
  -------                                    --------

*4.1 Restated Certificate of Incorporation of the Registrant, incorporated by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-55122), which became effective on December 17, 1992.

*4.2 Amended Bylaws of the Registrant, incorporated by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-55122), which became effective on December 17, 1992.

*4.3 Form of Stock Certificate, incorporated by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-46155), which became effective on March 13, 1992.

*4.4 TheraTech, Inc. Amended and Restated 1992 Employees' Stock Option Plan, incorporated by reference to the Registrant's Proxy Statement filed in connection with its 1996 Annual Meeting of Stockholders.

*4.5 TheraTech, Inc. Amended and Restated 1992 Directors' Stock Option Plan, incorporated by reference to the Registrant's Proxy Statement filed in connection with its 1994 Annual Meeting of Stockholders.

*4.6 TheraTech, Inc. 1993 Employee Stock Purchase Plan, incorporated by reference to the Registrant's Proxy Statement filed in connection with its 1993 Annual Meeting of Stockholders.

5 Opinion of Holland & Hart LLP, as to the legality of securities being registered.

23.1    Consent of Ernst & Young, LLP, Independent Auditors.

23.2    Consent of Holland & Hart LLP (contained in Exhibit 5).

24      Power of Attorney (included on page 8 of this Registration Statement).


-------------------------------
*Exhibits incorporated herein by reference.

Item 9. Undertakings.

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on November 12, 1997.

                                            TheraTech, Inc.

                                            /s/ Dinesh C. Patel, Ph.D.
                                            -------------------------------
                                            Dinesh C. Patel, Ph.D.
                                            Chairman, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS by these presents that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Dinesh
C. Patel and Alexander L. Searl, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below, and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities indicated on November 12, 1997:


            Signature                                                   Title
            ---------                                                   -----
/s/ Dinesh C. Patel, Ph.D.                 Chairman,  President, and Chief Executive Officer
------------------------------------
Dinesh C. Patel, Ph.D.                     (Principal Executive Officer)

/s/ Alexander L. Searl                     Senior Vice President and Chief Financial Officer
------------------------------------
Alexander L. Searl                         (Principal Financial and Accounting Officer)

/s/ William I. Higuchi, Ph.D.              Director
------------------------------------
William I. Higuchi, Ph.D.

/s/ Gary L. Crocker                        Director
------------------------------------
Gary L. Crocker

/s/ Jay J. Pisik                           Director
------------------------------------
Jay J. Pisik

/s/ James T. O'Brien                       Director
------------------------------------
James T. O'Brien

/s/ Boyd J. Poulsen, Ph.D.                 Director
------------------------------------
Boyd J. Poulsen, Ph.D.

                                 THERATECH, INC.

                                  EXHIBIT INDEX

Regulation S-K
Exhibit                         Document
-------                         --------

*4.1 Restated Certificate of Incorporation of the Registrant, incorporated by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-55122), which became effective on December 17, 1992.

*4.2 Amended Bylaws of the Registrant, incorporated by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-55122), which became effective on December 17, 1992.

*4.3 Form of Stock Certificate, incorporated by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-46155) which became effective on March 13, 1992.

*4.4 TheraTech, Inc. Amended and Restated 1992 Employees' Stock Option Plan, incorporated by reference to the Registrant's Proxy Statement filed in connection with its 1996 Annual Meeting of Stockholders.

*4.5 TheraTech, Inc. Amended and Restated 1992 Directors' Stock Option Plan, incorporated by reference to the Registrant's Proxy Statement filed in connection with its 1994 Annual Meeting of Stockholders.

*4.6 TheraTech, Inc. 1993 Employee Stock Purchase Plan, incorporated by reference to the Registrant's Proxy Statement filed in connection with its 1993 Annual Meeting of Stockholders.

5 Opinion of Holland & Hart LLP, as to the legality of securities being registered

23.1    Consent of Ernst & Young, LLP, Independent Auditors

23.2    Consent of Holland & Hart LLP (contained in Exhibit 5)

24      Power of Attorney (included on page 8 of this Registration Statement)


-------------------------------
* Exhibits incorporated herein by reference.